Exhibit 1(a)

Execution version

Genesee & Wyoming Inc.

3,500,000 Shares of Class A Common Stock

Underwriting Agreement

(the “Agreement”)

New York, New York

September 13, 2012

Merrill Lynch, Pierce, Fenner & Smith

                    Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Merrill Lynch, Pierce, Fenner & Smith

                        Incorporated

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Genesee & Wyoming Inc., a corporation organized under the laws of Delaware (the “Company”) and Mortimer B. Fuller III) (the “Selling Shareholder”) propose, subject to the terms and conditions stated herein, to sell, severally and not jointly, to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 3,500,000 shares of Class A common stock, $.01 par value (the “Class A Common Stock”), of the Company set forth in Schedule I hereto (said shares to be sold by the Company and the Selling Shareholder being hereinafter called the “Underwritten Securities”). The Company also proposes, subject to the terms and conditions stated herein, to grant to the Underwriters the option described in Section 2(b) hereof to purchase all or any part of 525,000 additional shares of Class A Common Stock to the extent that the Underwriters sell more than the Underwritten Securities (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

Prior to the date hereof, the Company, Jaguar Acquisition Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and RailAmerica, Inc., a Delaware corporation (the “Target”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for the merger of Merger Sub with and into the Target on the terms and conditions set forth therein (such transaction, the “Merger”), with the Target surviving the Merger as a wholly-owned subsidiary of the Company. In addition, the Company entered into an investment agreement (the “Investment Agreement”) with Carlyle Partners V, L.P. (“Carlyle”), whereby Carlyle has agreed that it will purchase from the Company no more than 800,000, and no less than 350,000, shares of mandatorily convertible preferred shares (the “Carlyle Preferred”), conditioned upon the closing of the Merger and certain other closing conditions. In connection with the Merger, the Company will complete a series of transactions described in the Disclosure Package and the Final Prospectus under the caption “The Transactions.” As part of the transactions, concurrently with the offering of Securities, the Company will offer, pursuant to a separate prospectus supplement, an aggregate of 2,000,000 5.00% tangible equity units (the “Units”), with each Unit comprised of a prepaid stock purchase contract issued by the Company (“the Purchase Contract Agreement”) and a senior subordinated amortizing note due October 1, 2015 issued by the Company pursuant to an indenture (the “Indenture”). The completion of the offering of Securities is not conditioned on the consummation of the Merger or the completion of the offering of Units, and the completion of the offering of Units is not conditioned on consummation of the Merger or the completion of the offering of Securities. The Company intends to use the proceeds from the offering of the Securities, together with the proceeds from the concurrent offering of Units, if completed, borrowings under its new senior secured credit facilities (the “Senior Secured Credit Facilities”) and the proceeds from the issuance of the Carlyle Preferred, to finance the Merger, repay or redeem certain existing indebtedness of the Company and acquisition indebtedness of the Target and pay related fees and expenses. The offering of the Securities is not conditioned upon the closing of the Merger.

The offering of the Securities, the concurrent offering of the Units, the Merger, the issuance of the Carlyle Preferred and the entering into of the Senior Secured Credit Facilities are referred to herein collectively as the “Transactions.” This Agreement, the Purchase Contract Agreement, the Indenture, the Merger Agreement, the Investment Agreement and the credit agreement governing the Senior Secured Credit Facilities (the “Credit Agreement”) are referred to herein as the “Transaction Agreements.”

1. Representations and Warranties. (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (file number 333-183862) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus, any Preliminary Prospectus, and any free writing prospectus described on Schedule III) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

It is understood that the form of prospectus to be used in connection with the offering and sale of the Securities shall have a Canadian “wrap-around” for purposes of distribution to Canadian Persons.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “Settlement Date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final

Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(c) (i) The Disclosure Package, when taken together as a whole and (ii) each electronic road show when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9 hereof.

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to have such qualification would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(h) The Company does not own or control, directly or indirectly, any company, corporation, association or other entity that would constitute a “Significant Subsidiary” (as defined in Rule 1-02(w) of Regulation S-X) other than the subsidiaries listed on Schedule VI hereto (the “Significant Subsidiaries”). Each of the Company’s Significant Subsidiaries has been duly organized and is validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation or other entity and, where applicable, is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing (i) would not reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the Transactions contemplated hereby or (ii) would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(i) All the outstanding shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries (or, in the case of a non-wholly owned subsidiary, such portion of the capital stock of such subsidiary issued to the Company or any of its subsidiaries) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for (a) such unperfected security interests, claims, liens or encumbrances that would not have a Material Adverse Effect and (b) security interests, claims, liens or encumbrances with respect to the Existing Australian Loan (as defined in the Disclosure Package and Final Prospectus) and the Credit Agreement.

(j) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding shares of Class A Common Stock and shares of Class B Common Stock, par value $.01 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), have been duly and validly authorized and issued and are fully paid and non-assessable;

the Securities to be issued and sold by the Company have been duly and validly authorized, and, when delivered to and paid for by the Underwriters pursuant to this Agreement, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus and will be validly issued, fully paid and non-assessable; the outstanding shares of Class A Common Stock are duly listed, and admitted and authorized for trading, subject, in the case of the Securities to be issued and sold by the Company pursuant to this Agreement, to official notice of issuance, on the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

(l) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Final Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the heading “Certain United States Federal Income and Estate Tax Consequences to Non-U.S. Holders”, “The Transactions” and under the headings “Item 3—Legal Proceedings”, “Business—Regulation”, and “Business—Environmental Matters” in the Company’s Annual Report on Form 10-K incorporated by reference in the Preliminary Prospectus and the Final Prospectus, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, when taken together with the Disclosure Package and the Final Prospectus, accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(m) This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes the valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(o) Subject in all cases to the first paragraph of Article III of the Merger Agreement, to the knowledge of the Company, the representations and warranties made by the Target in sections 3.1(a), 3.4, 3.5, 3.6, 3.7, 3.8(d)-(g), 3.10(a), 3.11(b)-(d), 3.14(a)

and 3.22(a) of the Merger Agreement were, when made on July 23, 2012 or as of the date specified therein, true and correct in all material respects (capitalized terms used in the aforementioned representations and warranties shall have the meaning assigned to them in the Merger Agreement); since July 23, 2012, the Company is not aware of any fact or circumstance that has caused or would reasonably be expected to cause such representations and warranties to be untrue in any material respect on or prior to the consummation of the Merger; and, to the Company’s knowledge, there has been no development that would reasonably be expected to have a Material Adverse Effect (as defined under the Merger Agreement) on the consummation of the transactions contemplated by the Merger Agreement.

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of the Transactions contemplated herein, except (i) such as has been described in Disclosure Package and the Final Prospectus (including in the Merger Agreement), (ii) such as have been obtained under the Act and (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(r) None of the issue and sale of the Securities, the consummation by the Company of any other of the Transactions herein contemplated, or the fulfillment of the terms by the Company of the Transaction Agreements will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) assuming the application of the proceeds as set forth in the Disclosure Package and Final Prospectus, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except arising under the Credit Agreement, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) or (iii), individually or in the aggregate, (x) would reasonably be expected to have a material adverse effect on the performance of any Transaction Agreement or the consummation of any of the Transactions contemplated hereby or (y) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(s) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for rights pursuant to the registration rights agreement entered into by Carlyle and the Company in connection with the Transactions.

(t) The consolidated historical financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the U.S. applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(u) To the Company’s knowledge, the consolidated historical financial statements of the Target and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, together with the related schedules and notes, present fairly the financial condition, results of operations and cash flows of the Target as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the U.S. applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v) The pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(w) The interactive data in eXtensible Business Reporting Language of the Company incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance by the Company of any Transaction Agreement or the consummation by the Company of any of the Transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except in each case as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(y) Each of the Company and its Significant Subsidiaries owns, leases or has contractual rights to use all such properties as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(z) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, which default or violation, in the case of clause (ii) or (iii), if continued, (i) would reasonably be expected to have a material adverse effect on the performance by the Company of any Transaction Agreement or the consummation by the Company of any of the Transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(aa) PricewaterhouseCoopers LLP, who have certified the financial statements and supporting schedules of the Company incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(bb) To the knowledge of the Company, Ernst & Young LLP, who have certified the financial statements and supporting schedules of the Target incorporated by reference in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Target within the meaning of the Act and the applicable published rules and regulations thereunder.

(cc) The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been established by the Company in accordance with GAAP, or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(dd) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ee) The Company and each of its subsidiaries are insured by insurers who, to the Company’s knowledge, are insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(ff) Since the date of the latest audited financial statements included in the Disclosure Package and the Final Prospectus and other than as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Company or any Material Adverse Effect, or any development involving or which could be expected to involve, individually or in the aggregate, a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, and (iii) the Company has not incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Company.

(gg) No statistical or market-related data included in the Preliminary Prospectus, the Final Prospectus and the Registration Statement has been included therein without a reasonable basis or has been disclosed other than in good faith.

(hh) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(ii) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data of the Company in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(jj) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(kk) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll) Except as would not reasonably be expected to have a Material Adverse Effect or as otherwise set forth in the Disclosure Package and Final Prospectus (exclusive of any supplement thereto), the Company and its Significant Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law (including being named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended).

(mm) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) any violation of law or applicable qualification standards with respect to a Plan maintained by the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, or (iii) any event or condition giving rise to a liability under Title IV of ERISA (other than contributions to a Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(oo) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(pp) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(qq) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter, as to the matters covered thereby.

(ii) The Selling Shareholder represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(ii).

(a) Neither the Disclosure Package nor the Final Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing is limited solely to the Selling Shareholder Information. Each Underwriter and the Selling Shareholder agrees that “Selling Shareholder Information” consists solely of the information with respect to such Selling Shareholder under the caption “Selling Stockholder” in the Disclosure Package and Final Prospectus; the Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any material information concerning the Company or any subsidiary of the Company that is required to be set forth in the Disclosure Package or the Final Prospectus and is not so disclosed.

(b) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(c) The execution and delivery of this Agreement and the sale and delivery of the Underwritten Securities to be sold by the Selling Shareholder and the consummation of the transactions contemplated herein by the Selling Shareholder and compliance by the Selling Shareholder with his obligations hereunder do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder or any property or assets of the Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound, or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order or decree of any government, regulatory agency or court, domestic or foreign, having jurisdiction over the Selling Shareholder or any of its properties.

(d) The Selling Shareholder has, and on the Closing Date (as defined herein), will have valid title to the Underwritten Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens or encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Underwritten Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Underwritten Securities.

(e) Upon payment of the purchase price for the Underwritten Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Underwritten Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Underwritten Securities is unnecessary because such Underwritten Securities are already in possession of Cede or such nominee), registration of such

Underwritten Securities in the name of Cede or such other nominee (unless registration of such Underwritten Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Underwritten Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Underwritten Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a security entitlement in respect of such Underwritten Securities and (B) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Underwritten Securities may be asserted against the Underwriters; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery, if necessary, and crediting occur, (I) such Underwritten Securities will have been registered in the name of Cede or another nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, by laws and applicable law, (II) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the securities account or accounts in the name of the Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Underwritten Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Underwritten Securities then held by DTC or such securities intermediary.

(f) The Selling Shareholder has not taken, directly or indirectly, any action which is designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Underwritten Securities.

(g) No filing with or consent, approval, authorization or order of any court or governmental agency or body is required in connection with the performance by the Selling Shareholder of its obligations hereunder, or in connection with the sale and delivery of the Underwritten Securities to be sold by the Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act.

(h) Other than the Registration Statement, the Preliminary Prospectus and the Final Prospectus, the Selling Shareholder has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus”, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

(i) Neither the Selling Shareholder nor any of his affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of Article I (rr) of the FINRA By-Laws) of FINRA.

Any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholder, at a purchase price of $61.8363 per share, that proportion of the number of Underwritten Securities set forth in Schedule II hereto opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter, plus any additional number of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Underwritten Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Option Securities, as set forth in Schedule II, at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part not more than five times upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such Settlement Date shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Underwritten Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Underwritten Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made on September 19, 2012 and at 10:00 a.m., New York City time, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company and the Selling Shareholder, or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made in the same manner as payment for and delivery of the Underwritten Securities, on each Settlement Date as specified in the notice from the Representatives to the Company.

Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company and the Selling Shareholder by wire transfer payable in same-day funds to accounts specified by the Company and the Selling Shareholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct, on the Settlement Date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on each Settlement Date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters with respect to the Company only confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements of the Company. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final

Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and upon request will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement, provided, however, that the Company may (i) issue and sell the Securities being offered pursuant to this Agreement, (ii) issue and sell Common Stock pursuant to any employee or director equity compensation or incentive plan, stock ownership or purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time, (iii) issue Common Stock issuable upon the conversion of securities (including the issuance of Class A Common Stock upon the conversion of Class B Common Stock), the exercise of warrants or options or the vesting of restricted stock outstanding at the Execution Time, including any Target restricted shares and restricted share units outstanding at the time of the closing of the Merger that were granted under the Target’s 2008 Omnibus Stock Incentive Plan and/or 2009 Omnibus Stock Incentive Plan and will be converted into comparable equity awards in respect of Common Stock, (iv) issue Common Stock, or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, in connection with one or more acquisitions; provided that, in the case of this clause (iv), (x) each recipient of Common Stock shall have, prior to any such issuance, entered into a written lock-up agreement that is identical in all material respects with this Section 5(h) with respect to the then-remaining portion of the lock-up period and (y) any such issuance does not exceed 10% of the Common Stock outstanding at the Execution Time, (v) issue tangible equity units and the shares of Common Stock issuable upon settlement thereof in the Units offering as described in the Disclosure Package and the Final Prospectus, (vi) issue and sell Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock in connection with the issuance to Carlyle or its affiliates of convertible preferred shares pursuant to the Investment Agreement, including such shares that may be issued upon conversion of such convertible preferred shares, as described in the Disclosure Package and the Final Prospectus, and (vii) file any registration statements with the Commission in connection with Carlyle’s and its affiliates’ registration rights under the Registration Rights Agreement entered into in connection with the Investment Agreement as described in the Disclosure Package and the Final Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of such restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event unless the Representatives waive in writing such lock-up restriction. The Company will provide the Representatives and each individual subject to the restricted period pursuant to the lockup letters described in Section 7(k) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i) The Company will not, without the prior written consent of the Representatives, release Carlyle from its lock-up obligations under the Investment Agreement or waive any of the transfer restrictions thereunder.

(j) The Company will not use the proceeds of this offering or of the Units offering to repay or redeem any existing indebtedness of the Company or the Target, other than, for the avoidance of doubt, any redemption or repurchase of the Units and any separate purchase contracts and separate amortizing notes permitted pursuant to the terms thereof.

(k) The Company has not taken, and will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(l) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(k), and Sections 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

6. Agreements of the Selling Shareholder.

(a) The Selling Shareholder will deliver to each Underwriter, prior to or at the Closing Date, a properly completed and executed United States Treasury Department Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(b) The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Underwritten Securities.

(c) The Selling Shareholder agrees that it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(d) The Selling Shareholder will pay the following expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including: (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and disbursements of its counsel and other advisors. The provisions of this section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholder contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholder made in any certificates pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholder of its respective obligations hereunder and to the following additional conditions; provided that any conditions with respect to the Selling Shareholder are only with respect to the Execution Time and the Closing Date:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Simpson Thacher & Bartlett LLP, counsel for the Company, to have furnished to the Representatives an opinion and negative assurance statement, each dated the Closing Date and addressed to the Representatives substantially in the form set forth in Exhibits B-1 and B-2, respectively.

(c) The Selling Shareholder shall have requested and caused Harter, Secrest & Emery LLP, counsel for the Selling Shareholder, to have furnished to the Representatives an opinion, dated the Closing Date and addressed to the Representatives substantially in the form set forth in Exhibit B-3.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in Section 1(i) of this Agreement, including, for the avoidance of doubt, in Section 1(i)(ff) of this Agreement, are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements of the Company incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(f) The Representatives shall have received a certificate of the Selling Shareholder, dated the Closing Date, to the effect that (i) the representations and warranties of the Selling Shareholder contained in Section 1(ii) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date and (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date.

(g) The Company shall have requested and caused PricewaterhouseCoopers LLP and Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, substantially in the form set forth in Exhibit C and Exhibit D.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Prior to the Closing Date, the Company and the Selling Shareholder shall have furnished to the Representatives such further information and documents as the Representatives may reasonably request.

(j) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A-1 hereto from each person listed on Schedule V hereto addressed to the Representatives.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the offices of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, NY 10017, on the Closing Date.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of the Company or the Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company or the Selling Shareholder, severally and not jointly, as applicable, will reimburse the Underwriters severally through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)) and the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or the Section 20 of Exchange Act against any and all losses, claims, damages and liabilities (including, without limitation, expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, its Affiliates, and the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the extent and in the manner set forth in clause (a) above, in each case only to the extent such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Selling Shareholder Information; provided that the liability under this section of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder hereunder.

(c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and the Selling Shareholder to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a),(b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel (including a single local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ such separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Except as set forth in the last sentence of this Section 9(e), the Company shall not be liable under this Section 9 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Company, which consent shall not be unreasonably withheld; provided that if settled with such consent or if there is a final non-appealable judgment for the plaintiff, the Company agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or assume the defense thereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages, expenses and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth on the cover page of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholder or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, agent and Affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company or the Selling Shareholder. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and the Selling Shareholder and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Shareholder prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Class A Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of the Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or the Selling Shareholder or any of the officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730), Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10017, Attention: Equity Syndicate Desk; or, if sent to the Company and/or the Selling Shareholder, will be mailed, delivered or telefaxed to and confirmed to it at Genesee & Wyoming Inc., 66 Field Point Road, Greenwich, CT 06830, Attention: Allison Fergus, Esq. (fax no.: (203) 661-4106).

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Securities from any Underwriter shall be deemed a successor or assignee by reason merely of such Purchase.

15. No Advisory or Fiduciary Relationship. Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Shareholder, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholder and the Underwriters, or any of them, with respect to the sale of the Securities as contemplated hereby.

17. Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

18. Waiver of Jury Trial. The Company, the Selling Shareholder and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(i)(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses identified in Schedule III hereto, (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (v) the other information set forth on Schedule IV hereto.

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(i)(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“United States or Canadian Person” shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. “U.S.” or “United States” shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder and the several Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among the Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Genesee & Wyoming Inc.

By:	/s/ Allison M. Fergus
Name: Allison M. Fergus
Title: General Counsel and Secretary

By:	/s/ Mortimer B. Fuller III
Mortimer B. Fuller III

The foregoing Agreement is hereby confirmed and accepted as of the Closing Date.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc. J.P. Morgan Securities LLC

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Pei Tse Wu
Name: Pei Tse Wu
Title: Vice President

By:	Citigroup Global Markets Inc.

By:	/s/ Neeraj Vasudev
Name: Neeraj Vasudev
Title: Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Eugene Sohn
Name: Eugene Sohn
Title: Vice President

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	816,667
Citigroup Global Markets Inc.	816,666
J.P. Morgan Securities LLC	816,667
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	201,250
RBC Capital Markets, LLC	201,250
Wells Fargo Securities, LLC	201,250
Santander Investment Securities Inc.	126,875
Raymond James & Associates, Inc.	126,875
Stifel, Nicolaus & Company, Incorporated	48,125
Dahlman Rose & Company, LLC	48,125
Stephens Inc.	48,125
Wolfe Trahan Securities	48,125

Total	3,500,000

SCHEDULE II

	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to Be Sold
Selling Shareholder	233,996	0
Company	3,266,004	525,000

Total	3,500,000	525,000

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